                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 11
                               AGEMARK CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                                        SIX MONTHS ENDED MARCH 31,
                                                                                        ---------------------------
                                                                                          2003              2002
                                                                                        ---------        ---------
Common shares issued                                                                    1,109,481        1,000,000

Shares cancelled , assumed abandoned                                                                        54,393-

Weighted average common shares assumed outstanding for period                           1,109,481          945,607


(1)  Shares attributable to vested stock options are anti-dilutive.